Exhibit 99.1

Foxx Development Expands Entertainment Offerings Through FreeCast Partnership

Premium streaming entertainment now comes standard on all Foxx smartphones and tablets

Irvine, CA, February 10, 2025 — Foxx Development Holdings Inc. (“Foxx Development” or “Company”) (Nasdaq: FOXX), a leading provider of consumer electronics and integrated Internet-of-Things (IoT) solutions for retail and institutional clients, today announced that it has entered into a strategic distribution agreement with FreeCast Inc. so that FreeCast’s streaming platform will be available to users of the Company’s mobile device portfolio. The new integration will give Foxx Development’s users immediate access to FreeCast’s entertainment hub, consolidating hundreds of streaming services into a single user-friendly interface.

Under the agreement, FreeCast’s all-in-one streaming platform will be installed on hundreds of thousands of smartphones and tablets of the Company to expand its out-of-box entertainment offerings. Users will gain immediate access to FreeCast’s entertainment hub, which features over 700 free channels, extensive on-demand content, and integration with major streaming services, including Netflix, Amazon Prime Video, HBO Max, and Hulu. FreeCast’s intelligent universal search feature enables users to easily discover content across all platforms, while its innovative YouBundle feature simplifies subscription management by consolidating multiple streaming services into a single monthly bill.

“Modern content consumers face increasing complexity in their streaming entertainment choices, with recent industry surveys showing that approximately 65% of Americans struggle to discover content across multiple platforms,” said Greg Foley, CEO of Foxx Development Holdings. “Our partnership with FreeCast directly addresses these challenges by providing our users with an intelligent, cost-effective solution that simplifies content discovery and streaming subscription management.”

“Partnering with Foxx Development represents a significant milestone in FreeCast’s mission to simplify the streaming experience,” added William Mobley, Founder and CEO of FreeCast. “By integrating our platform directly into Foxx Development’s devices, we’re making it easier than ever for users to discover, access, and manage their entertainment. This collaboration demonstrates how device manufacturers and content platforms can work together to solve the fragmentation challenges facing today’s streamers.”

About Foxx Development Holdings Inc.

Foxx Development is a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients. With robust research and development capabilities and a strategic commitment to cultivating long-term partnerships with mobile network operators, distributors and suppliers around the world, it currently sells a diverse range of products including mobile phones, tablets and other consumer electronics devices throughout the United States, and is in the process of developing and distributing end-to-end communication terminals and IoT solutions. For more information, please visit http://foxxusa.com and http://ir.foxxusa.com.

About FreeCast

FreeCast Inc., founded in 2011 and headquartered in Orlando, Florida, is a leading streaming media platform that simplifies how users discover and enjoy digital entertainment. The company’s flagship solution addresses the challenges of managing multiple streaming services by consolidating hundreds of content providers into a single, intuitive interface. FreeCast’s comprehensive platform gives users access to over 700 free channels, premium on-demand content, and live TV streaming, while making it easy to search and browse content across major streaming services. Through its advanced content aggregation and universal search capabilities, FreeCast helps users find and organize their entertainment choices more efficiently and serves as a practical solution for the modern streamer. For more information, visit www.freecast.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Investor Relations Contact:

International Elite Capital
Annabelle Zhang
Telephone: +1 (646) 866-7928
Email: foxx@iecapitalusa.com